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                                                                   EXHIBIT 10(z)

                     BUSINESS TRAVEL ACCIDENT INSURANCE PLAN

                          THE SHERWIN-WILLIAMS COMPANY

TABLE OF CONTENTS

Introduction

General Information

      -     Eligibility

      -     Effective Date

      -     Coverage

      -     "Business Travel" Defined

      -     Exclusions

      -     Extraordinary Commutation Coverage

      -     Beneficiary

Benefits

      -     Principal Sum Payable Under the Plan

      -     Schedule of Benefits for Accident Death, Dismemberment and Paralysis

      -     Permanent Total Disability

      -     Exposure and Disappearance

Policy Provisions

      -     Notice of Claim

      -     Claim Forms

      -     Proof of Loss

      -     Time of Payment of Claims

      -     Payment of Claims

      -     Physical Examination and Autopsy

Additional Information

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INTRODUCTION

You may, on occasion, have to travel in order to conduct business for The Sherwin-Williams Company. This travel may be intra-city (for example, traveling from store to store) or across the ocean. Whenever you travel on behalf of The Sherwin-Williams Company, you will be provided with Business Travel Accident Insurance -- wherever the location and whatever the time, as long as you are traveling on business for The Sherwin-Williams Company.

This insurance provides payment in the event of:

      -     Accidental Death, Dismemberment or Paralysis

      -     Permanent Total Disability

This Business Travel Accident Insurance is provided under insurance contract GTP 8035022A, underwritten by AIG Life Insurance Company, with offices in Wilmington, DE a member company of American International Group, Inc. Benefits are paid by the insurance company. The entire cost of the Plan is paid by Sherwin-Williams.

In the pages that follow, you and your family will read more about the Business Travel Accident Insurance Plan. If you need more information after reading this booklet, contact your local Personnel Office.

GENERAL INFORMATION

ELIGIBILITY

Class I: All Officers and Salaried Directors of the Policyholder.

Class II: All other full-time Salaried Employees of the Policyholder, excluding Nationals of Foreign Subsidiaries. For the purposes of the Plan, you are considered to be a full-time employee if you are regularly scheduled to work not less than 35 hours per week.

EFFECTIVE DATE

Your coverage is effective on the date you are employed, provided you meet the eligibility requirements. No enrollment is necessary.

COVERAGE

Class I: 24 Hour Business and Pleasure Coverage.

Class II: 24 Hour Business Travel Only Away From Premises Coverage.

"BUSINESS TRAVEL" DEFINED

"Business Travel" means a trip authorized by The Sherwin-Williams Company for purposes of furthering the business of Sherwin-Williams away from your regular place of work. Coverage begins when you leave your home or place of business, whichever occurs last and ends when you return to your home or place of business, whichever occurs first. You are covered 24 hours

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while on the business trip. Coverage is provided regardless of the mode of transportation - riding a bus, taxi, scheduled airline or while walking. "Business Travel" does not include routine, everyday commuting to and from work. (Exception - see Commuter Strike Coverage)

Example:

Normally you report to work at a store. Today, instead of going to the store, you travel directly to the Division Office for a meeting. In this example, the Plan covers travel to and from your Division Office.

EXCLUSIONS

You are not covered if you:

      - are riding in any aircraft being used for any test or experimental purpose, crop dusting, crop seeding, banner towing, acrobatic or stunt flying, racing or speed contests or,

      - are flying in any rotor craft, except one provided by a scheduled airline, or

      - are the pilot, operator or crew member of an aircraft in which you are flying, or

      - are flying in any aircraft owned, leased or operated by The Sherwin-Williams Company, or any insured. (Coverage on The Sherwin-Williams Company's aircraft is provided under a separate Plan administered by Sherwin-Williams Risk Management Department.)

Additionally, this insurance does not cover losses caused by, or resulting from, any of the following:

      -     suicide, or any self-inflicted injuries,

      - while in the military (land, sea, or air) service of any country or international authority,

      - declared or undeclared acts of war occurring within or over the United States or the insured's place of permanent residence,

      -     disease, of any kind,

      - bacterial infections, except pyogenic infection which shall occur through an accidental cut or wound,

      - normal everyday travel between your residence and your place of work, except for the following.

EXTRAORDINARY COMMUTATION COVERAGE

Where applicable such insurance as is afforded by the Plan is extended to include non-business commutation between your place of residence and place of regular employment by automobile or other conveyance, but only when it is necessary for you to use such means of conveyance because of the discontinuance of service, due to strike or major breakdown, of one or more public conveyance transportation systems regularly used by you, with or without approval of the Policyholder.

BENEFICIARY

Your beneficiary for Business Travel Accident Insurance is as designated on your Salaried Employee Benefit Decision Form. If you have no beneficiary designation on record, payment will be made to the beneficiary you have designated for your Salaried Employees' Group Life

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Insurance Plan. If there is no such designation the beneficiary shall be in accordance with the following in descending order of preference:

            1. In equal shares to the members of the first surviving class of the following classes of beneficiaries: (a) spouse; (b) children, if living; otherwise to their descendants per stirpes; (c) parents; (d) brothers and sisters, if any; otherwise;

            2.    The estate of the Insured Person.

Anyone who has not made an irrevocable designation of beneficiary may designate a new beneficiary at any time, without the consent of the beneficiary, by filing with the Policyholder a written request for such change, but such change shall become effective only upon receipt of such request at the Personnel Office of the Policyholder. When such request is received by the Policyholder, whether you are living or not, the change of beneficiary shall relate back to take effect as of the date of execution of the written request, but without prejudice to the Company on account of any payment theretofore made by it.

BENEFITS

The Principal Sum Payable Under the Plan is:

Class I: $225,000.00

Class II: $150,000.00

The maximum amount payable for any one aircraft accident is $3,000,000. This amount will be prorated among all employees who might be injured in the same accident.

SCHEDULE OF BENEFITS FOR ACCIDENT DEATH, DISMEMBERMENT AND PARALYSIS

If within 365 days from the date of a covered accident, an injury results in death or other covered loss, the following benefits will be paid:

Death                                    Principal Sum

Any two of: either hand, either foot,    Principal Sum
or the sight of both eyes

Speech and Hearing                       Principal Sum

Any one of: either hand, either foot,    One-Half the Principal Sum
or the sight of either eye

Speech or Hearing                        One-Half the Principal Sum

Thumb and one finger of the same hand    One-Quarter the Principal Sum

Quadriplegia                             Principal Sum

Paraplegia                               Three-Quarters the Principal Sum

Hemiplegia                               One-Half the Principal Sum

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The term "loss" as used herein shall mean with regard to hands or feet, actual severance through or above the wrist or ankle joints, with regard to eyes, entire irrecoverable loss of sight, with regard to thumb and one finger, actual severance through or above metacarpophalangeal joints, with regard to speech, entire irrevocable loss, and with regard to hearing, the entire and irrevocable loss in both ears. With regard to quadriplegia, complete and irreversible paralysis of both upper and lower limbs; with regard to paraplegia, the complete and irreversible paralysis of both lower limbs; with regard to hemiplegia, the complete and irreversible paralysis of upper and lower limbs on one side of body.

Indemnity provided under the indemnity provision will not be paid, under any circumstances, for more than one of the losses, the greatest, sustained as the result of any one accident.

PERMANENT TOTAL DISABILITY

When as the result of injury and commencing within 365 days of the date of the accident you are totally and permanently disabled and prevented from engaging in each and every occupation or employment for compensation or profit for which you are reasonably qualified by reason of your education, training or experience, the Company will pay, (provided such disability has continued for a period of twelve consecutive months and is total, continuous and permanent at the end of this period) the Principle Sum less any other amount paid or payable under the Accidental Death and Dismemberment Indemnity Coverage of the policy as the result of the same accident.

EXPOSURE AND DISAPPEARANCE

If by reason of an accident covered by the policy you are unavoidably exposed to the elements and as a result of such exposure suffer a loss for which indemnity is otherwise payable hereunder, such loss will be covered under the terms of the policy.

If your body has not been found within one year of your disappearance, forced landing, stranding, sinking or wrecking of a conveyance in which you were an occupant, then it shall be deemed, subject to all other terms and provisions of the policy, that you have suffered loss of life within the meaning of the policy.

POLICY PROVISIONS

1. NOTICE OF CLAIM: Written notice of claim must be given to the Company within twenty days after the occurrence or commencement of any loss covered by the policy, or as soon thereafter as is reasonably possible. Notice given by or on behalf of the claimant to the Administrative Offices of the Company, or to any authorized agent of the Company, with information sufficient to identify you shall be deemed notice to the Company.

2. CLAIM FORMS: The Company, upon receipt of a notice of claim will furnish to the claimant such forms as are usually furnished by it for filing proofs of loss. If such forms are not furnished within fifteen days after giving of such notice the claimant shall be deemed to have complied with the requirements of the policy as to proof of loss upon submitting, within the time fixed in the policy for filing proofs of loss, written proof covering the occurrence, the character and the extent of the loss for which claim is made.

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3. PROOF OF LOSS: Written proof of loss must be furnished to the Company at its said office in case of claim for loss for which this policy provides any periodic payment contingent upon continuing loss within ninety days after the termination of the period for which the Company is liable and in case of claim for any loss within ninety days after the date of such loss. Failure to furnish such proof within the time required shall not invalidate nor reduce any claim if it was not reasonably possible to give proof within such time, provided such proof is furnished as soon as reasonably possible.

4. TIME OF PAYMENT OF CLAIMS: Indemnities payable under the policy for any loss for which the policy provides any periodic payment will be paid immediately upon receipt of due written proof of such loss. Subject to due written proof of loss, all accrued indemnities for loss for which the policy provides periodic payment will be paid at the expiration of each four weeks during the continuance of the period for which the Company is liable, and any balance remaining unpaid upon the termination of liability will be paid immediately upon receipt of due written proof.

5. PAYMENT OF CLAIMS: Indemnity for loss of life will be payable in accordance with the beneficiary designation and the provisions respecting such payment which may be prescribed herein and effective at the time of payment. If no such designation or provision is then effective, such indemnity shall be payable to your estate. Any other accrued indemnities unpaid at your death may, at the option of the Company, be paid either to such beneficiary or to such estate. All other indemnities will be payable to you.

If any indemnity of the policy shall be payable to your estate or an Insured Person who is a minor or otherwise not competent to give a valid release, the Company may pay such indemnity, up to an amount not exceeding $1,000 to any relative by blood or connection by marriage of the Insured Person who is deemed by the Company to be equitably entitled thereto. Any payment made by the Company in good faith pursuant to this provision shall fully discharge the Company to the extent of such payment.

Subject to any written direction by you, all or a portion of any indemnities provided by the policy on account of hospital, nursing, medical or surgical service may, at the Company's option and unless you request otherwise in writing not later than the time for filing proof of such loss, be paid directly to the hospital or person rendering such services, but it is not required that the services be rendered by a particular hospital or person.

6. PHYSICAL EXAMINATION AND AUTOPSY: The Company at its own expense shall have the right and opportunity to examine the person of any individual whose injury or sickness is the basis of claim when and as often as it may reasonably require during the pendency of a claim hereunder and to request an autopsy in case of death, where it is not forbidden by law.

FILING AND APPEALING CLAIMS

In the event of a claim, notify the Corporate Director of Employee Benefits in Cleveland as soon as possible. Written notice must be given to the insurance company within 20 days after a loss occurs -- or as soon thereafter as is reasonably possible.

The Employee Benefits Department will request the necessary Proof of Loss documents (for example, an attending physician statement, death certificate, etc.). Shortly after receipt of the Proof of Loss document, the insurance company will pay the applicable benefit, or notify you in writing of their denial of the claim.

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If you or your beneficiary disagree with the decision reached on your claim, you may write to The Sherwin-Williams Company Employee Benefits Department in Cleveland. Your appeal will be referred to the insurance company who will inform you of the decision in writing within 60 days.

The address and telephone number of the Employee Benefits Department is:

      The Sherwin-Williams Company
      ATTN.:  Corporate Director of Employee Benefits
      101 Prospect Avenue, N.W.
      Cleveland, OH 44115
      (216) 566-3062

ADDITIONAL INFORMATION

As a participant in The Sherwin-Williams Business Travel Accident Insurance Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974. ERISA provides that all plan participants shall be entitled to:

      - Examine, without charge, at the office of the plan administrator and at other locations, such as your local Personnel Office, all plan documents, including copies of all documents filed by the plan with the U.S. Department of Labor, such as annual reports and plan descriptions.

      - Obtain copies of all plan documents and other plan information upon written request to the plan administrator. The administrator may make a reasonable charge for the copies.

      - Receive the ERISA-required summary of the plan's annual financial report. The plan administrator is required by law to furnish each participant a copy of any such summary financial report.

      - Obtain, once a year, a statement of your current benefit level under this plan. You must make a written request for this statement and it will be provided free of charge.

      - File suit in a federal court, if any materials requested are not received within 30 days of the participant's request, unless the materials were not sent because of matter beyond the control of the administrator. The court may require the plan administrator to pay up to $100 for each day's delay until the materials are received.

In addition to creating rights for plan participants, ERISA imposes obligations upon the persons who are responsible for the operation of the employee benefit plan. These persons are referred to as "fiduciaries" in the law.

Fiduciaries must act solely in the interest of the plan participants and they must exercise prudence in the performance of their plan duties. Fiduciaries who violate ERISA may be removed and required to make good any losses they have caused the plan.

Your employer may not fire you or discriminate against you to prevent you from obtaining a Business Travel Accident Insurance Plan benefit or exercising your rights under ERISA. If you are improperly denied a Business Travel Accident Insurance Plan benefit in full or in part, you have a right to file suit in a federal or a state court. If plan fiduciaries are misusing the plan's money, you have a right to file suit in a federal court or request assistance from the U.S.

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Department of Labor. If you are successful in your lawsuit, the court may, if it so decides, require the other party to pay your legal cost, including attorney's fees.

Legal process related to this plan may be directed to:

      Corporate Secretary
      The Sherwin-Williams Company
      101 Prospect Avenue, N.W.
      Cleveland, Ohio 44115

In addition, service of legal process may be made upon the plan administrator.

If you have any questions about this statement of your rights under ERISA, you should contact the plan administrator or the nearest Area Office of the U.S. Labor-Management Service Administration, Department of Labor.

ADMINISTRATION

The administrator of The Business Travel Accident Insurance Plan is The Sherwin-Williams Company.

PLAN NUMBER AND YEAR

The Employer Identification Number is 34-0526850
The Sherwin-Williams Plan Number is 508
Plan records are kept by the Plan Year, which runs from June 1 to May 31.

INSURANCE COMPANY

The insurance company for this plan is:
      AIG Life Insurance Company
      One Alico Plaza, P.O. Box 667
      Wilmington, DE 19899

This coverage description should in no way be construed as a contract of insurance but does provide you with a summary of the principal provisions of the plan. Full details of the coverage are contained in Group Travel Policy Number GTP8035022A. If there is any conflict or ambiguity between the brochure and the policy, the policy shall govern.

EMPLOYMENT RELATIONSHIP

Each employee, at the time of hire, should understand that the employment relationship with the Company is an at-will relationship, and as such may be terminated at any time by either party. Nothing in the application form, employee handbook, or Company policy manuals is intended by the Company to be an express or implied contract of employment for a specific period of time between the employee and the Company, unless clearly so stated and signed by both parties. Circumstances may arise whereby employment may be terminated for economic reason, or various other reasons, unrelated to the employee's work performance or behavior.

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                                 Underwritten by
                            AIGLIFE INSURANCE COMPANY

                     Home Office -- Pittsburgh, Pennsylvania
                             Administrative Office:
                          One Alico Plaza, P.O. Box 667
                           Wilmington, Delaware 19899